Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-31595, 333-47123, 333-113246, 333-194854, 333-222261 and 333-232220 on Form S-8 of our reports dated October 19, 2022, relating to the financial statements of Winnebago Industries, Inc. and the effectiveness of Winnebago Industries, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended August 27, 2022.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
October 19, 2022